Form of Stock Option to Purchase Common Stock
                                  of
                San Diego Soccer Development Corporation,
                       A California Corporation

No. SO - _______________                Stock Option to Purchase ___________
                                        Shares of Common Stock (subject to
                                         adjustment)

THIS STOCK OPTION HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE STOCK OPTION UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

      This certifies that, for value received, ______________________, or registered assigns ("Holder") is entitled, subject to the terms set forth below, to purchase San Diego Soccer Development Corporation, a California corporation (the "COMPANY"), ________________ shares of the Common Stock of the COMPANY, as constituted on the date hereof (the "Stock Option Issue Date"), upon surrender hereof, at the principal office of the COMPANY referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below. The term "Stock Option" as used herein shall include this Option, which is one of a series of stock options issued to employees and consultants of the COMPANY for the Common Stock of COMPANY, and any stock options delivered in substitution or exchange therefor as provided herein.

1.    Term of Stock Option.

      (a) Subject to the terms and conditions set forth herein, this Stock Option shall be exercisable, in whole or in part, during the term commencing on the Stock Option Issue Date and ending on or before 5:00 P.M. Pacific time on the later of (i) August 25, 2004, or (ii) within two (2) years after the initial registration of the Company's Common Shares under the Securities Act of 1933 ("Securities Act") and applicable state securities laws, whichever shall last occur.

      (b) Notwithstanding anything herein to the contrary, if the expiration date of this Stock Option as determined pursuant to Section 1(a) is after August 25, 2004, COMPANY shall, once said expiration date has been calculated, give Holder at least ninety (90) days prior written notice of such expiration date, and this Stock Option may be exercised on or before the ninety-first day following the effective date of such notice, or such later date as otherwise provided in Section 1(a).

      (c) Notwithstanding anything herein to the contrary, if this Stock Option would otherwise expire on a Saturday, Sunday or legal bank holiday, this Stock Option may nevertheless be exercised on the second business day next following such Saturday, Sunday or legal bank holiday.

      2. Exercise Price. The Exercise Price at which this Stock Option may be exercised shall be $0.05 per share of Common Stock, as adjusted from time to time pursuant to Section 11 hereof.

      3.   Exercise of Stock Option.

      (a) The purchase rights represented by this Stock Option are exercisable by the Holder in whole or in part, at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Stock Option and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the COMPANY (or such other office or agency of the COMPANY as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the COMPANY), upon payment
(i) in cash or by check acceptable to the COMPANY, (ii) by cancellation by the Holder of indebtedness or other obligations of the COMPANY to the Holder, (iii) shares of the COMPANY's common stock duly endorsed over to the COMPANY (which shares shall be valued at the Fair Market Value (as defined below), (iv) written direction to an authorized broker to sell the shares purchased pursuant to such exercise immediately for the account of the Holder and to pay to the COMPANY an amount equal to the aggregate Exercise Price with respect to the shares so purchased, or (v) by a combination of the foregoing methods of payment which together amount to payment of the full Exercise Price of the shares so purchased.

      (b) This Stock Option shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the COMPANY at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Stock Option is exercised in part, the COMPANY at its expense will execute and deliver a new Stock Option of like tenor exercisable for the number of shares for which this Stock Option may then be exercised.

      (c) Net Issue Exercise. Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Stock Option for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Stock Option (or the portion thereof being canceled) by surrender of this Stock Option at the principal office of the COMPANY together with the properly endorsed Notice of Exercise and notice of such election in which event the COMPANY shall issue to the Holder a number of shares of Common Stock computed using the following formula:


                    X     = Y(A-B); where
                          A

                    X= the number of shares of Common Stock to be issued
                        to the Holder

                    Y= the number of shares of Common Stock purchasable under the Stock Option or, if only a portion of the Stock
                        Option is being exercised, the portion of the Stock Option being canceled (at the date of such calculation)

                    A= the Fair Market Value of one share of the COMPANY's Common Stock (at the date of such calculation)

                    B= Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, Fair Market Value of one share of Common Stock shall be determined by the COMPANY's Board of Directors in good faith, which COMPANY agrees to have done forthwith on not less than ten (10) business days prior notice; provided, however, that where there exists a public market for the COMPANY's Common Stock at the time of such exercise, the fair market value per share shall be the (i) the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or (ii) the last reported sale price of the Common Stock or the closing price quoted on the NASDAQ National Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the five (5) trading days prior to the date of determination of fair market value. Notwithstanding the foregoing, in the event the Stock Option is exercised in connection with the COMPANY's initial public offering of Common Stock, the Fair Market Value per share shall be the per share offering price to the public of the COMPANY's initial public offering.

      4. Restriction on Resale of Converted Shares. Shares of Common Stock acquired by the exercise of this Stock Option pursuant to Section 3, for which there is a public market and which are otherwise saleable under Rule 144, shall nevertheless be restricted as to any resale for a period of 5 1/2 years as follows:

(i) During the 1st 6 months following the date that such shares of Common Stock first become saleable, none of such shares may be sold;

(ii) During the 2nd 6 months following the date that such shares of Common Stock first become saleable, and every 6 month period thereafter, no more than fifteen percent (15%) of such shares may be sold.

5. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Stock Option. In lieu of any fractional share to which the Holder would otherwise be entitled, the COMPANY shall make a cash payment equal to the Exercise Price multiplied by such fraction.


      6. Replacement of Stock Option. On receipt of evidence reasonably satisfactory to the COMPANY of the loss, theft, destruction or mutilation of this Stock Option and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the COMPANY or, in the case of mutilation, on surrender and cancellation of this Stock Option, the COMPANY at its expense shall execute and deliver, in lieu of this Stock Option, a new stock option of like tenor and amount.

      7. Rights of Stockholders. Subject to Sections 9 and 11 of this Stock Option, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the COMPANY that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the COMPANY or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Stock Option shall have been exercised as provided herein.

      8.   Transfer of Stock Option.

      (a) Stock Option Register. The COMPANY will maintain a register (the "Stock Option Register") containing the names and addresses of the Holder or Holders. Any Holder of this Stock Option or any portion thereof may change his or her address as shown on the Stock Option Register by written notice to the COMPANY requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Stock Option Register and at the address shown on the Stock Option Register. Until this Stock Option is transferred on the Stock Option Register of the COMPANY, the COMPANY may treat the Holder as shown on the Stock Option Register as the absolute owner of this Stock Option for all purposes, notwithstanding any notice to the contrary.

      (b) Stock Option Agent. The COMPANY may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Stock Option Register referred to in Section 7(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this Stock Option, exchanging this Stock Option, replacing this Stock Option, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

      (c) Transferability and Nonnegotiability of Stock Option. This Stock Option may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the COMPANY, if such are requested by the COMPANY). Subject to the provisions of this Stock Option with respect to compliance with the Securities Act of 1933, as amended (the "Act"), title to this Stock Option may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

      (d) Exchange of Stock Option Upon a Transfer. On surrender of this Stock Option for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Stock Option with respect to compliance with the Act and with the limitations on assignments and transfers contained in this Section 7, the COMPANY at its expense shall issue to or on the order of the Holder a new stock option of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

      (e)  Compliance with Securities Laws.

           (i) The Holder of this Stock Option, by acceptance hereof, acknowledges that this Stock Option and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Stock Option or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Stock Option, the Holder shall, if requested by the COMPANY, confirm in writing, in a form satisfactory to the COMPANY, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

           (ii) This Stock Option and all shares of Common Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

      THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES AND ANY SECURITIES ISSUED HEREUNDER OR THEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE LAWS. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE
      SECRETARY  OF  THE  COMPANY  AT THE  PRINCIPAL  EXECUTIVE  OFFICES  OF THE
      COMPANY.

      9. Reservation of Stock. The COMPANY covenants that during the term this Stock Option is exercisable, the COMPANY will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Stock Option and, from time to time, will take all steps necessary to amend its Certificate of Incorporation (the "Certificate") to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Stock Option. The COMPANY further covenants that all shares that may be issued upon the exercise of rights represented by this Stock Option and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The COMPANY agrees that its issuance of this Stock Option shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Stock Option.

      10.  Notices.

      (a) Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the COMPANY shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed or personally delivered to the Holder of this Stock Option. (b) In case:

           (i) the COMPANY shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Stock Option) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

           (ii) of any capital reorganization of the COMPANY, any reclassification of the capital stock of the COMPANY, any consolidation or merger of the COMPANY with or into another corporation, or any conveyance of all or substantially all of the assets of the COMPANY to another corporation, or

           (iii)of any voluntary dissolution, liquidation or winding-up of the COMPANY,
then, and in each such case, the COMPANY will mail or personally deliver to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or
(B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Stock Option) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed or personally delivered at least 15 days prior to the date therein specified.

      (c) All notices and other communications required or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be
(i) mailed by United States first-class certified mail, return receipt requested, postage prepaid, or (ii) delivered personally by hand or nationally recognized courier addressed (A) if to a Holder, as set forth on the signature page hereof, or at such other address as such Holder or permitted assignee shall have furnished to the COMPANY in writing, or (B) if to the COMPANY, at such address as the COMPANY shall have furnished to each Holder in writing. All such notices and other written communications shall be deemed to have been received, in the case of mailing, on the third business day following the date of such mailing, and in the case of personal delivery, on the date of such delivery.

      11. Amendments. This Stock Option and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

      12. Adjustments. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

      (a) Merger, Sale of Assets, etc. If at any time while this Stock Option, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the COMPANY with or into another corporation in which the COMPANY is not the surviving entity, or a reverse triangular merger in which the COMPANY is the surviving entity but the shares of the COMPANY's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the COMPANY's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Stock Option shall thereafter be entitled to receive upon exercise of this Stock Option, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Stock Option would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Stock Option had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 11. The foregoing provisions of this Section 11(a) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Stock Option. If the per-share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the COMPANY's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the COMPANY's Board of Directors) shall be made in the application of the provisions of this Stock Option with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Stock Option shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Stock Option.

      (b) Reclassification, etc. If the COMPANY, at any time while this Stock Option, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Stock Option exist into the same or a different number of securities of any other class or classes, this Stock Option shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Stock Option immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11.

      (c) Split, Subdivision or Combination of Shares. If the COMPANY at any time while this Stock Option, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Stock Option exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

      (d) Adjustments for Dividends in Stock or Other Securities or Property. If while this Stock Option, or any portion hereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Stock Option exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the COMPANY by way of dividend, then and in each case, this Stock Option shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Stock Option, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the COMPANY that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Stock Option on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 11.

      (e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 11, the COMPANY at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Stock Option a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The COMPANY shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Stock Option.

      (f) No Impairment. The COMPANY will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the COMPANY, but will at all times in good faith assist in the carrying out of all the provisions of this Section 11 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Stock Option against impairment.

      13.  Miscellaneous.

      (a) Governing Law. This Stock Option shall be governed in all respects by the laws of the State of California, as applied to agreements among California residents entered into and to be performed entirely in California.

      (b) Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

      (c) Entire Agreement; Amendment; Waiver. This Stock Option constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither the Stock Option nor any term hereof may be amended, waived, discharged or terminated, except as provided in Section 10 hereof.

      (d) Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Stock Option are for convenience of reference only and are not to be considered in construing or interpreting this Stock Option.

      (e) Necessary Acts; Further Assurances. The parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Stock Option.

      IN WITNESS WHEREOF, San Diego Soccer Development Corporation has caused this Stock Option to be executed by its officers thereunto duly authorized as of the date set forth below.


San Diego Soccer Development Corporation       Dated:    __________, 1999


By:   ______________________


By:   ______________________

ACKNOWLEDGED AND AGREED:

HOLDER


---------------------------                ----------------------------
      (Name of Holder)                         (Name of Holder)



---------------------------                ----------------------------
      (Signature of Holder)                    (Signature of Holder)



---------------------------------        -----------------------------------
      (SSAN of EIN of Holder)                  (SSAN of EIN of Holder)



---------------------------------       ------------------------------------
      (Address of Holder)                      (Telephone)



---------------------------------        ------------------------------------
      (Address of Holder)                      (Facsimile)

                          Annex A - Notice of Exercise

To:   San Diego Soccer Development Corporation

      (1) The undersigned hereby (A) elects to purchase _______ shares of Common Stock of San Diego Soccer Development Corporation pursuant to the provisions of
Section 3(a) of the attached Stock Option, and tenders herewith payment of the purchase price for such shares in full, or (B) elects to exercise this Stock Option for the purchase of_______ shares of Common Stock, pursuant to the provisions of Section 3(c) of the attached Stock Option.

      (2) In exercising this Stock Option, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

      (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name or names as is specified below:

------------------------------
(Name)


------------------------------
(Name)

      (4) Please issue a new Stock Option for the unexercised portion of the attached Stock Option in the name of the undersigned or in such other name as is specified below:

------------------------------
(Name)


------------------------------
(Name)


--------------------------          -----------------------------
(Name of Holder)                    (Name of Holder)


--------------------------          -----------------------------
(Signature of Holder)               (Signature of Holder)


Date: ________________

                            Annex B - Assignment Form


      FOR VALUE RECEIVED, the undersigned registered owner of this Stock Option hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Stock Option, with respect to the number of shares of Common Stock set forth below:

Name of Assignee               Address                   No. of Shares








and does hereby irrevocably constitute and appoint ____________ Attorney to make such transfer on the books of San Diego Soccer Development Corporation maintained for the purpose, with full power of substitution in the premises.

      The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Stock Option and the shares of stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Stock Option or any shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Stock Option, the Assignee shall, if requested by the COMPANY, confirm in writing, in a form satisfactory to the COMPANY, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.



--------------------------               -----------------------------
    (Name of Holder)                            (Name of Holder)



--------------------------                -----------------------------
   (Signature of Holder)                       (Signature of Holder)



Date: ________________